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                                                                     Exhibit 5.1

                                  March 6, 2000

CoActive Marketing Group, Inc.
415 Northern Boulevard
Great Neck, New York 11021

Ladies and Gentlemen:

                  We have acted as counsel to CoActive Marketing Group, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by certain holders of 1,486,731 shares (the "Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock").

                  We have reviewed the Registration Statement, all amendments thereto, and such other documents and instruments as we have deemed appropriate. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the original documents of all documents submitted to us as copies.

                  On the basis of such review, and having regard to such legal considerations as we have deemed relevant, it is our opinion that the Shares are duly authorized and, upon exercise of the warrants to purchase the Shares and upon payment of the exercise price for the Shares, all of the Shares shall be duly and validly issued, fully paid and nonassessable.

                  We are members of the Bar of the State of New York and do not purport to be experts or give any opinion except as to matters involving the laws of such State, the general corporation laws of the State of Delaware and the federal laws of the United States.

                  We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ KRONISH, LIEB, WEINER & HELLMAN LLP